Exhibit 99.1

Leaf Group Ltd. Reports First Quarter 2019 Results

•      Q1 Leaf Group Revenue Grows 1% Year-over-Year to $34.0 Million

•      Q1 Marketplaces Revenue Declines 1% Year-over-Year to $20.8 Million

•      Q1 Media Revenue Grows 3% Year-over-Year to $13.2 Million

SANTA MONICA, CA – May 8, 2019 – Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today reported financial results for the first quarter ended March 31, 2019.

Financial Summary
(In thousands, except per share amounts)

	Three months ended March 31,
	2019	2018
Marketplaces revenue	$20,838	$20,967
Media revenue	13,200	12,780
Total revenue	$34,038	$33,747

Net loss	$(10,286)	$(5,925)

EPS - basic and diluted	$(0.40)	$(0.26)

Adjusted EBITDA(1)	$(5,629)	$(1,247)

Net cash used in operating activities	$(6,963)	$(5,299)
Free cash flow(1)	$(8,570)	$(7,001)

(1)          These non-GAAP financial measures, and reasons for why the Company believes these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q1 2019 Financial Summary:

Leaf Group is comprised of two reporting segments: Marketplaces and Media.

For the first quarter of 2019:

•                 Total revenue increased 1% year-over-year from $33.7 million to $34.0 million due to a 3% increase in Media revenue, partially offset by a 1% decrease in Marketplaces revenue.

•                 Marketplaces revenue declined 1% year-over-year from $21.0 million to $20.8 million, reflecting a 5% year-over-year decline in Society6 Group revenue and a 26% increase in Saatchi Art Group revenue year-over-year.

•                 Media revenue increased 3% year-over-year from $12.8 million to $13.2 million. The increase in Media revenue was attributable to the Well+Good acquisition in June 2018 and an increase in revenue from our premium sites, including Hunker, partially offset by a decrease in revenue from Livestrong.com.

•                 Net loss was $(10.3) million for the quarter, declining 74% year-over-year, and Adjusted EBITDA was $(5.6) million for the quarter, declining $4.4 million year-over-year.

•                 Cash and cash equivalents was $19.7 million at period end with no debt outstanding.

•                 On a consolidated basis, Leaf Group’s properties reached over 64 million monthly unique visitors in the U.S. in March 2019 (source: March 2019 U.S. comScore).

Operating Metrics:

	Three months ended March 31,
	2019	2018	% Change
Marketplaces Metrics:
Number of Transactions(1)	297,245	307,935	(3)%
Gross Transaction Value(2) (in thousands)	$27,137	$26,592	2%

Media Metrics:
Visits - Google Analytics(3) (in thousands)	701,135	786,314	(11)%
Revenue per Visit (RPV)(4)	$18.83	$16.25	16%

(1)          Number of transactions is defined as the total number of Marketplaces transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art’s The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales.

(2)          Gross transaction value is defined as the total dollar value of Marketplaces transactions, excluding the revenue from certain transactions generated by Saatchi Art’s The Other Art Fair, such as sales of stand space to artists at fairs, sponsorship fees and ticket sales. Gross transaction value is the total amount paid by the customer including the total product price inclusive of artist margin, shipping charges, taxes, and is net of any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.

(3)          Visits per Google Analytics is defined as the total number of times users access the Company’s content across (a) one of its owned and operated properties and/or (b) one of its customers’ properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit. Additionally, a visit is also considered to have ended at midnight or if a user arrives via one campaign, leaves, and then comes back via a different campaign.

(4)          RPV is defined as Media revenue per one thousand visits.

Shareholder Letter and Conference Call Information

Leaf Group’s detailed Shareholder Letter is available at https://ir.leafgroup.com/investor-overview/quarterly-and-annual-results/default.aspx.

Leaf Group will host a corresponding conference call to answer questions today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). To access the conference call, dial 833-287-0803 (U.S./CAN) or 647-689-4462 (International) and reference conference ID 2164008. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation, contingent payments to certain key employees/equity holders of acquired businesses and other payments attributable to acquisition, disposition or corporate realignment activities. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Segment Operating Contribution as earnings before corporate or unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from contingent payments to certain key employees/equity holders of acquired businesses; other payments attributable to acquisition, disposition or corporate realignment activities; purchases of property and equipment; and purchases of intangible assets. Management believes that Free Cash

Flow provides investors with useful information to measure operating liquidity because it reflects the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, digital-first brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this press release include, among other things, statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and the Company’s future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2018 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 4, 2019, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the Company’s history of incurring net operating losses; the Company’s ability to obtain capital when desired on favorable terms; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s ability to retain key personnel; the Company’s ability to prevent any actual or perceived security breaches; the Company’s ability to expand its business internationally; the review of strategic alternatives; the Company’s ability to generate long-term value for its stockholders; and any future actions that may be taken by activist stockholders. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor Contacts:

Jantoon Reigersman

Chief Financial Officer

(310) 917-6413

IR@leafgroup.com

Shawn Milne

Investor Relations

(415) 264-3419

shawn.milne@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2019	2018
Revenue:
Product revenue	$17,541	$18,451
Service revenue	16,497	15,296
Total revenue	34,038	33,747
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)(1)	13,818	13,337
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	7,912	6,287
Sales and marketing(1)(2)	7,638	6,989
Product development(1)(2)	5,569	4,710
General and administrative(1)(2)	8,540	7,308
Amortization of intangible assets	917	1,026
Total operating expenses	44,394	39,657
Loss from operations	(10,356)	(5,910)
Interest income	122	18
Interest expense	(4)	(1)
Other expense, net	(7)	(8)
Loss before income taxes	(10,245)	(5,901)
Income tax expense	(41)	(24)
Net loss	$(10,286)	$(5,925)

Net loss per share - basic and diluted	$(0.40)	$(0.26)

Weighted average number of shares - basic and diluted	25,601	22,957

(1) Depreciation expense included in the above line items:
Product costs	$368	$182
Service costs	936	654
Sales and marketing	7	8
Product development	11	20
General and administrative	477	565
Total depreciation	$1,799	$1,429

(2) Stock-based compensation included in the above line items:
Service costs	$181	$149
Sales and marketing	80	210
Product development	592	508
General and administrative	1,068	1,341
Total stock-based compensation	$1,921	$2,208

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$19,665	$31,081
Accounts receivable, net	10,836	12,627
Prepaid expenses and other current assets	3,871	3,932
Total current assets	34,372	47,640
Property and equipment, net	13,087	13,126
Operating lease right-of-use assets	8,709	—
Intangible assets, net	15,023	13,933
Goodwill	19,454	19,435
Other assets	793	988
Total assets	$91,438	$95,122

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,483	$1,519
Accrued expenses and other current liabilities	17,667	22,149
Deferred revenue	3,470	2,115
Total current liabilities	24,620	25,783
Deferred tax liability	102	86
Operating lease liabilities	8,029	—
Other liabilities	1,266	2,566
Total liabilities	34,017	28,435
Commitments and contingencies
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	555,396	554,403
Treasury stock	(35,706)	(35,706)
Accumulated other comprehensive loss	(25)	(52)
Accumulated deficit	(462,247)	(451,961)
Total stockholders’ equity	57,421	66,687
Total liabilities and stockholders’ equity	$91,438	$95,122

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(10,286)	$(5,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,716	2,455
Non-cash lease expense	475	—
Deferred income taxes	16	11
Stock-based compensation	1,921	2,208
Other	23	100
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	1,767	(323)
Prepaid expenses and other current assets	61	(479)
Other long-term assets	60	55
Operating lease ROU assets and liabilities	(796)	—
Accounts payable	1,881	(387)
Accrued expenses and other liabilities	(6,156)	(2,886)
Deferred revenue	1,355	(128)
Net cash used in operating activities	(6,963)	(5,299)
Cash flows from investing activities
Purchases of property and equipment	(1,607)	(1,673)
Purchases of intangible assets	—	(29)
Cash paid for acquisitions, net of cash acquired	(1,900)	—
Net cash used in investing activities	(3,507)	(1,702)
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	270	148
Proceeds from issuance of common stock	—	23,367
Taxes paid on net share settlements of restricted stock units	(1,322)	(1,402)
Other	(30)	(17)
Net cash (used in) provided by financing activities	(1,082)	22,096
Effect of foreign currency on cash, cash equivalents and restricted cash	—	(18)
Change in cash, cash equivalents and restricted cash	(11,552)	15,077
Cash, cash equivalents and restricted cash, beginning of period	31,935	32,300
Cash, cash equivalents and restricted cash, end of period	$20,383	$47,377

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$19,665	$46,523
Restricted cash included in other current assets	136	136
Restricted cash included in other long-term assets	582	718
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$20,383	$47,377

Leaf Group Ltd. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands)

	Three months ended March 31,
	2019	2018
Adjusted EBITDA:
Net loss	$(10,286)	$(5,925)
Add (deduct):
Income tax (benefit) expense	41	24
Interest (income) expense, net	(118)	(17)
Other expense (income), net	7	8
Depreciation and amortization(1)	2,716	2,455
Stock-based compensation(2)	1,921	2,208
Acquisition, disposition, realignment and contingent payment costs(3)	90	—
Adjusted EBITDA	$(5,629)	$(1,247)

Free Cash Flow:
Net cash used in operating activities	$(6,963)	$(5,299)
Purchases of property and equipment	(1,607)	(1,673)
Purchases of intangible assets	—	(29)
Acquisition, disposition, realignment and contingent payments(3)	—	—
Free Cash Flow	$(8,570)	$(7,001)

(1)          Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the Company’s GAAP results of operations.

(2)          Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.

(3)          Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Reconciliation of Segment Disclosure

(In thousands)

	Three months ended March 31,
	2019	2018
Segment Revenue:
Marketplaces	$20,838	$20,967
Media	13,200	12,780
Total revenue	$34,038	$33,747

Segment Operating Contribution:
Marketplaces(1)	$(1,311)	$61
Media(1)	3,609	5,457
Add (deduct):
Corporate expenses(2)	(7,927)	(6,765)
Acquisition, disposition and realignment costs(3)	—	—
Adjusted EBITDA	$(5,629)	$(1,247)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$(5,629)	$(1,247)
Add (deduct):
Interest income (expense), net	118	17
Other income (expense), net	(7)	(8)
Depreciation and amortization(4)	(2,716)	(2,455)
Stock-based compensation(5)	(1,921)	(2,208)
Acquisition, disposition, realignment and contingent payment costs(6)	(90)	—
Loss before income taxes	$(10,245)	$(5,901)

(1)          Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.

(2)          Corporate expenses include corporate and unallocated operating expenses that are not directly attributable to the operating segments, including: corporate information technology, marketing and general and administrative support functions and also excludes the following: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); and (e) income taxes.

(3)          Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, and (c) other payments attributable to acquisition, disposition or corporate realignment activities, excluding contingent payments to certain key employees/equity holders of acquired businesses.

(4)          Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets, included in the Company’s GAAP results of operations.

(5)          Represents the expense related to stock-based awards granted to employees as included in the Company’s GAAP results of operations.

(6)          Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.